EHIBIT 10.23

                          SUBORDINATED LOAN AGREEMENT

SUBORDINATED LOAN AGREEMENT made as of the 4th day of June, 1999 by and between CONTINENTAL HERITAGE CORPORATION, a Delaware corporation (the "Company"), whose address is 7674 W. Lake Mead Blvd., Las Vegas, Nevada 89128 and AWC, INC. RETIREMENT TRUST ("Lender"), whose address is 1027 S. Rainbow Boulevard, PMB 251, Las Vegas, Nevada 89128.

                                    RECITALS

A. The Company proposes to engage in the business of distributing nutri-ceutical and homeopathic products and has entered into a Loan Agreement dated as of February 9, 1999 ("Loan Agreement") with a group of investors who have agreed to make an initial loan to the Company of the sum of One Million Dollars ($1,000,000) under and pursuant to the terms of a Loan Agreement.

B. Under the terms of the Loan Agreement, the Company is permitted to borrow from the Lender the sum of One Hundred Thousand Dollars ($100,000) upon the terms hereinafter set forth and Lender has agreed to lend to the Company the sum of One Hundred Thousand Dollars ($100,000) upon the terms set forth below.

NOW THEREFORE, in consideration of the premises and mutual covenants, conditions and agreements herein contained, the parties hereto each intending to be legally bound agree as follows:

1. Loan of $100,000. (a) The Lender hereby lends to the Company and the Company hereby borrows from the Lender the sum of One Hundred Thousand Dollars ($100,000) (the "Loan"), the proceeds of which loan will be used by the Company, together with the funds provided by the investors referred to above to enable the Company to commence its business activities as above stated.

 (b) The Loan shall be evidenced by the Company's Subordinated Promissory Note in the principal amount of One Hundred Thousand Dollars ($100,000) (the "Note") in the form attached hereto as Exhibit A, which Note shall be executed and delivered by the Company to the Lender upon the Lender advancing to the Company the sum of One Hundred Thousand Dollars ($100,000).

2. Class A Warrants. (a) As additional consideration to the Lender for making the Loan the Company shall issue and deliver to the Lender one of its Class A Warrants, pursuant to which the Lender will be entitled to purchase two hundred thousand (200,000) shares of the Company's Common Stock, Ten Cents ($.10) par value, at a purchase price of $.3125 per share, upon the terms and conditions set forth in the Class A Warrant, a copy of which is attached to this Subordinated Loan Agreement as Exhibit B.

 (b) The Lender acknowledges that he has been advised by the Company that the Class A Warrant which he is entitled to receive to purchase two hundred thousand (200,000) shares of the Company's Common Stock is one of a series of Class A Warrants which the Company has issued or will issue to the investors and two other persons entitling the holders thereof, including the Lender, to purchase in aggregate two million seven hundred seventy-five thousand two hundred fifty (2,775,250) shares of the Company's common stock.

3. Documents Delivered to Investors. The Lender acknowledges that he has received from the Company copies of the following reports or documents ("SEC Reports") filed by the Company with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended:
(i) Annual Report on Form 10-K for the three fiscal years ended October 31, 1997; (ii) Current Report on Form 8-K dated September 3, 1998; (iii) Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1998; (iv) Quarterly Report on Form 10-Q for the quarterly period ended April 30, 1998;
(v) Quarterly Report on Form 10-Q for the quarterly period ended July 31, 1998;
(vi) Information Statement pursuant to Section 14 (f) of the Securities Exchange Act of 1934 and Rule 14 (f)-1 thereunder; (vii) Current Report on Form 8-K dated December 7, 1998 and amendment thereto dated January 22, 1999; and
(viii) Current Report on Form 8-K dated January 22, 1999. In addition, Lender h as received a copy of a Business plan of VisionQuest Worldwide, Inc., a wholly owned subsidiary of the Company.

4. Representations and Warranties of the Lender. The Lender hereby represents and warrants to the Company as follows:

 (a) He has received and carefully reviewed the SEC reports and documents referred to in Section 3 hereof.

 (b) He has had reasonable opportunity to ask questions of and receive answers from the management of the Company concerning the Company, its proposed business and the Loan, and all such questions, if any, have been answered to the full satisfaction of such Investor.

 (c) He has such knowledge and expertise in financial and business matters that he is capable of evaluating the merits and risks involved in an investment in the Note, the Class A Warrants and the Warrant Shares, as such latter term is defined in the Class A Warrants.

 (d) Acknowledges that the Company has determined that the exemption from the registration provisions of the Securities Act of 1933, as amended, ("Securities Act") for the issue of the Note, the Class A Warrants and the Warrant Shares upon exercise of the Class A Warrants is based upon, in part, the representations, warranties and agreements made by each Investor herein.

 (e) Except as set forth in the documents described in Section 3 hereof, no representations or warranties have been made to Lender by the Company or any agent, employee or affiliate of the Company and in entering into this Subordinated Loan Agreement, he acknowledges that he has not relied on any information, other than that contained in the documents delivered to him or it by the Company and the results of independent investigations, if any, made by him.

 (f) He understands that the Note, the Class A Warrants and the Warrant Shares have not been registered under the Securities Act or the Securities Laws of any state, based upon an exemption from such registration requirements for non-public offerings to "Accredited Investors."

 (g) That he or it has been advised that:

    (i) The Note, the Class Warrants and the Warrant Shares are "Restricted Securities" as said term is defined in Rule 144 of the Rules of Regulations promulgated under the Securities Act;

    (ii) The Note, the Class A Warrants and the Warrant Shares may not be sold or otherwise transferred unless they have first been registered under the Securities Act and all applicable State Securities Laws, unless exemption from such registration provisions are available with respect to said resale or transfer;

    (iii) Other than as set forth in the Class A Warrants, the Company is under no obligation to register the Class A Warrants or the Warrant Shares under the Securities Act or any State Securities Laws or to take any action to make an exemption from such registration provisions available;

    (iv) The Class A Warrants and the certificates that will evidence the Warrant Shares will bear a legend to the effect that the transfer of the same is subject to the provisions hereof; and

    (v) Stop transfer instructions will be placed with the transfer agent for the Common Stock of the Company.

 (h) He is acquiring the Note, the Class A Warrants and any Warrant Shares solely for his own account, for investment purposes only and not with a view towards the resale or distribution thereof.

 (i) He will not sell or otherwise transfer his interest in the Note, the Class A Warrant or the Warrant Shares or any interest therein, unless and until such securities have first been registered under the Securities Act and all applicable State Securities Laws; or he shall have first delivered to the Company a written opinion of counsel (which counsel and opinion, in form and substance, shall be reasonably satisfactory to counsel to the Company) to the effect that the proposed sale or transfer is exempt from the registration provisions of the Act and all applicable State Securities Laws.

 (j) He has full power and authority to execute and deliver this Loan Agreement and to perform his respective obligations hereunder.

 (k) He confirms to the Company that he is an Accredited Investor within one of the following two definitions and shall indicate at the end of the Loan Agreement in which category he is:

     (i) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of this Loan Agreement exceeds $1,000,000; or

     (ii) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with his spouse in excess of $300,000 in each of those years and has reasonable expectation of reaching the same income level in the current year; or

5. Representations and Warranties of the Company. The Company hereby warrants and represents to the Lender that:

 (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and it is duly qualified as a foreign corporation and in good standing under the laws of each other jurisdiction where it owns property or where the nature of its business requires it to be qualified to do business. The Company has full corporate power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted.

 (b) The Company has an authorized capitalization consisting of ten million (10,000,000) shares of Common Stock, Ten Cents ($.10) par value, and two million (2,000,000) shares of "Blank Check" Preferred Stock, Fifty Cents ($.50) par value. As of the date of this Subordinated Loan Agreement, there are issued and outstanding six million nine hundred twenty-eight thousand eight hundred sixty (6,928,860) shares of such Common Stock and no shares of Preferred Stock. All of the outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and non-assessable. Other than two million (2,000,000) shares of Common Stock that may be issued to certain shareholders of the Company dependent upon future sales of the Company made during the twelve (12) month periods commencing March 1, 1999 and March 1, 2000, respectively, or shares of Common Stock that may be issued upon exercise of the Class A Warrants or the Class B or Class C Warrants that may be issued under the terms of the Loan Agreement, there are no rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreement of any kind to purchase or otherwise receive from the Company any of its authorized but unissued shares of capital stock or any other securities of the Company and no securities or obligations of any kind convertible into such capital stock exist in favor of any person, firm or corporation.

 (c) (i) Each of the financial statements of the Company and Encore International, Inc., including the footnotes thereto, included in the SEC Reports ("Financial Statements") delivered to the Lender have been prepared in conformity with generally accepted accounting principles and fairly present the financial conditions and results of operations of the Company and Encore International, Inc. as of the respective dates of such Financial Statements and for the fiscal periods then ended.

     (ii) Since October 31, 1998 there has been no material adverse change in the assets, properties or financial condition of the Company or any of its subsidiaries.

 (d) All documents, Exhibits and other materials delivered or to be delivered by or on behalf of the Company to the Lender in connection with this Subordinated Loan Agreement and the transactions contemplated hereby are to the best of the Company's knowledge true and complete. The information furnished by or on behalf of the Company in connection with this Subordinated Loan Agreement and the transactions contemplated hereby does not, to the best of the Company's knowledge, contain any untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not false or misleading.

6. Subordination. The Loan and the indebtedness evidenced by the Note and the payment of the principal of and interest on the Note is expressly subordinated, to the extent and in the manner set forth in the Note, in right of payment to the prior payment in full of the interest and principal of a certain Promissory Note of the Company dated February 12, 1999 issued under the Loan Agreement and payable to Gerald Holland, as Disbursement Agent, for Jules Ross, Richard
A. Hahner, Case Holdings, Inc., Peter Casoria, Jr., Peter Casoria, Sr., Dennis Lopez and Gerald M. Holland, as Payees. By reason of such subordination, the Lender also acknowledges and agrees that no payment of principal or interest may be made on the Note unless at such time all payments of principal and interest then due on the Promissory Note have at the time been paid.

7. Key Man Insurance. Under the terms of the Loan Agreement, the Company is obligated to maintain a "Key Man" life insurance policy issued by an A-rated insurance company on the life of Steve Gould, President of the Company, in the amount of Two Million Dollars ($2,000,000) with the beneficiaries of such insurance policy being the Investors who have loaned the Company the sum of One Million Dollars ($1,000,000) pursuant to the terms of the Loan Agreement. The Company agrees to add the Lender as an additional beneficiary for such Key Man life insurance and to continue maintenance of such Key Man life insurance until the Note executed and delivered by the Company to the Lender has been paid in full. Any payments out of the proceeds of such policy on account of the Note are subject to the subordination provisions set forth in Section 6 of this Subordinated Loan Agreement and in the Note.

8. Miscellaneous.

  (a) All notices or other communications required or permitted by this Agreement shall be sufficiently given if in writing and only delivered (personally, by courier service such as Federal Express or by other messenger) or mailed by registered or certified mail, return receipt requested, to The Company and to the Lender at their respective addresses set forth above, or to such other address as hereafter shall be furnished as provided in this Section 8(a) by any of the parties hereto to the other party hereto.

  (b) Each party will pay its or his own expenses with respect to the preparation of this Agreement and the documents attendant thereto.

  (c) This Agreement shall not be assignable by any party, and shall not be altered or otherwise amended except pursuant to a writing executed by all of the parties hereto.

  (d) If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

  (e) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by all of the parties hereto.

  (f) All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

  (g) Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

  (h) This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Delaware, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman. At the direction of Investors, the Courts of the State of Delaware or Florida or of the United States District Court in either such state shall be competent Courts to adjudicate any disputes arising out of this Agreement and the parties hereto submit to the personal jurisdiction of each of such Courts and waive all rights to waive jurisdiction.

  (i) This Agreement contains the entire Agreement and understanding of the parties with respect to the subject matter hereof, and no variations hereof or alterations or amendments to this Agreement shall be binding unless made in writing and signed by all of the parties.

  (j) All Exhibits and Schedules attached hereto are incorporated by reference into, and made a part of, this Agreement.

  (k) The Section headings are for convenience only; they form no part of this Agreement and shall not affect its interpretation.

 IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.


LENDER:


AWC, INC. RETIREMENT TRUST


_______________________________
By: Alan W. Cote
Its: Trustee

BORROWER:



CONTINENTAL HERITAGE CORPORATION



By:      Steve Gould
Its: President

EXHIBIT A

                          SUBORDINATED PROMISSORY NOTE


$100,000                                                    February __, 1999

 FOR VALUE RECEIVED, Continental Heritage Corporation, a Delaware corporation, having its principal business office at 2140 America's Cup Circle, Las Vegas, NV 89117 ("Maker"), promises to pay the order of Alan Cote ("Payee"), the principal sum of One Hundred Thousand Dollars ($100,000) lawful money of the United States of America, or so much of that sum as may be advanced under this Note, together with interest at the annual rate of ten percent (10%) per annum from the date or dates of disbursement of the outstanding balance thereof, on the terms set forth herein, as follows:

 1. This Note has been issued by Maker pursuant to the terms and provisions of a certain Subordinated Loan Agreement ("Subordinated Loan Agreement") dated February ___, 1999 between Maker and Payee.

  2. (a) Subject to the terms of the Subordinated Loan Agreement, interest shall accrue, in arrears, without setoff or deduction, from the date hereof and continuing until the Maturity Date (as hereinafter defined). Payment of accrued interest prior to the Maturity Date, as defined below, shall be made on the last day of each month commencing with the month of September, 1999 and on the Maturity Date.

  (b) Commencing on the last day of March, 2000, and on the last day of each month thereafter to and including the Maturity Date, Maker shall make six (6) consecutive principal payments of Sixteen Thousand Six Hundred Sixty Six Dollars and 67/100 ($16,666.67), each of which principal payments shall be accompanied by a payment of interest as provided in Section 2(a) above on the unpaid principal balance of this Note at the rate provided.

  (c) The entire unpaid principal balance of this Note and all interest accrued thereon but not previously paid and all other sums payable hereunder, shall be due and payable in full on August 31, 2000 (the "Maturity Date").

  3. The principal and interest shall be payable to the Payee at his address set forth above, or at such other place as Payee from time to time, may designate in writing.

  4. Maker shall have the privilege of prepaying this Note in full but not in part without penalty, at any time, provided not less than twenty (20) days written notice of such election is given by Maker to the Payees.

  5. It is further understood, however, that should any default be made in the payment of any installment of principal and interest or any other payment due under this Note on the date such payment is due, then the Payee, at his option and without notice to Maker unless expressly required elsewhere in this Note or the Subordinated Loan Agreement, may declare due and payable immediately the entire unpaid balance of principal and all other sums due by Maker under this Note, with interest accrued on it at the applicable rate specified above to the date of default and after that date at a "default rate" which shall be highest rate of interest permitted under the laws of Nevada, notwithstanding anything to the contrary in this Note or in the Loan Agreement; and payment may be enforced and recovered in whole or in part at any time by one or more of the remedies provided to Payee in this Note. In such a case Payee may also recover all costs of suit and other expenses in connection with it, t together with reasonable attorneys' fees for collection, together with interest on any judgment obtained by Payees at the default rate (defined above), including interest at the default rate from and after the date of any execution, judicial or foreclosure sale until actual payment is made to Payees of the full amount due Payees.

  6. The Payee shall not exercise any right or remedy provided for herein because of any default of Maker unless Maker shall have failed to pay the outstanding sums within a period of five (5) business days after the date of the notice of default has been given by the Payee; provided, however, Payee shall not be required to give any such notice or to allow any part of the grace period if Maker shall have filed a petition in bankruptcy or reorganization or a bill in equity or otherwise initiated proceedings for the appointment of a receiver of its assets, or if Maker shall have made an assignment for the benefit of creditors, or if a receiver or trustee is appointed for Maker and such appointment or such receivership is not terminated within thirty (30) days.

  7. Payees failure to exercise his option to accelerate the indebtedness evidenced by this Note shall not constitute a waiver of the right to exercise that option at any other time so long as that event of default remains outstanding and uncured, or to exercise it upon the occurrence of another default.

  8. The remedies of Payee as provided in this Note shall be cumulative and concurrent; may be pursued singly, successively, or together at the sole discretion of Payee, may be exercised as often as occasion for their exercise shall occur; and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of it.

  9. Maker waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this note, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and it agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Payees.

 10. If any provision of this Note is held to be invalid or unenforceable by a Court of competent jurisdiction, the other provisions of this Note shall remain in full force and effect and shall be construed liberally in favor of Payees in order to effectuate the provisions of this Note. In no event shall the rate of interest payable under this Note exceed the maximum rate of interest permitted to be charged by the laws of Nevada (including the choice of law rules) and any interest paid in excess of the permitted rate shall be refunded to Maker. That refund shall be made by application of the excessive amount of interest paid against any sums outstanding and shall be applied in such order as Payee may determine. If the excessive amount of interest paid exceeds the sums the outstanding, the portion exceeding the sums outstanding shall be refunded in cash by Payee. Any crediting or refund shall not cure or waive any default by Maker under this Note. Maker agrees, however, that in determining whether or not any interest payable under this Note exceeds the highest rate permitted by law, any non-principal payment including, without limitation, prepayment fees and late charges shall be deemed, to the extent permitted by law, to be an expense, fee, premium or penalty rather than interest.

 11. Payee shall not be deemed, by any act or omission or commission, to have waived any of their rights or remedies under this Note unless the waiver is in writing and signed by Payee, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

 12. This instrument shall be governed by and construed according to the laws of the State of Nevada.

 13. The Payee, by his acceptance of this Subordinated Promissory Note and in accordance with the provisions of the Subordinated Loan Agreement, agrees that the indebtedness evidenced by this Note and the payment of the principal and interest on this Note is expressly subordinated, to the extent and in the manner hereinafter set forth in right of payment to the prior payment in full of the interest and principal of a certain Promissory Note of the Maker dated February 12, 1999 payable to Gerald Holland, as Disbursement Agent, for Jules Ross, Richard A. Hahner, Case Holdings, Inc., Peter Casoria, Jr., Peter Casoria, Sr., Dennis Lopez and Gerald M. Holland as Payees. By reason of such subordination, the Payee acknowledges and agrees that no payment of principal or interest may be made on this Note unless at such time all payments of principal and interest then due on the Promissory Note has at the time been paid.

 14. All payments under this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.

 15. Time is of the essence as to each provision of this Note which requires Maker to take any action within a specified time period.

 MAKER AND PAYEES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, VERBAL OR WRITTEN STATEMENTS OR ACTIONS OF EITHER PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PAYEES TO MAKE THE LOAN EVIDENCED BY THIS NOTE.

 IN WITNESS WHEREOF, Maker, intending to be legally bound, has duly executed and delivered this Note.

                                         CONTINENTAL HERITAGE CORPORATION


                                         By:
                                         Steve Gould, President